Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No. 2 to Form S-1 Registration Statement, of our report dated August 26, 2008, relating to the statement of financial condition of AirSharesTM EU Carbon Allowances Fund as of July 31, 2008, and to the reference to our Firm as  “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

September 11, 2008